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                                                                  EXHIBIT 10.35

State of Washington

County of Pierce

This lease, made this 31st day of December, 1991, by and between Mike Price of Tacoma, WA, hereinafter called the lessor, and T & W Leasing of Tacoma, WA, hereinafter called the lessee witnesseth:

That, subject to the terms and conditions hereinafter set out, the lessor hereby lets and leases unto the lessee that land and the building thereon known as 6416 Pac. Hwy E., in the City of Tacoma, WA and more particularly described on Schedule A attached.

1. Term and Rental. The term of this lease shall be three years from the 31st day of December, 1991, at an annual rental of Thirty-six thousand dollars ($36,000) payable in equal monthly installments of Five thousand dollars ($5,000), in advance on the 1st day of each month, the first payment to be made on the 1st day of January, 1955.

2.  Covenants of Lessee. The lessee hereby covenants and agrees:

        a. TO PAY RENT. That it will pay the said rent at the times and in the manner set out above, except only in the case of fire or other casualty as hereinafter provided.

        b. TO PAY UTILITIES. That it will promptly pay all gas, electric, water and telephone charges which may become payable during the term of this lease for gas, electricity, water and telephone service consumed on or rendered to the leased premises.

        c. TO KEEP IN REPAIR AND IN GOOD CONDITION. That it will keep the leased premises, excluding the parking lot and the walls, roof and other structural members of the building including the heating and air-conditioning equipment, in such repair as the same are at the commencement of said term, reasonable wear and tear and damage by fire or other unavoidable casualty excepted. It is explicitly agreed that the duty of the lessee under this covenant shall include furnishing all necessary janitorial and cleaning services, care and maintenance of the grounds surrounding the building (excluding the parking lot) and any interior renovation or redecoration not involving structural changes.
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        d.      NOT TO INJURE OR DEFACE. That it will not injure, overload or deface or allow to be injured, overloaded or defaced, the premises or any part thereof.

        e. NOT TO MAKE UNLAWFUL USE, ETC. That it will not make, or allow to be made, any unlawful, improper or offensive use of the premises which would be injurious to any person or property, or which would violate the laws of the State of Washington or of the United States, or any ordinance of the City of Tacoma, or which would affect or endanger any insurance on said building or increase the premium thereof.

        f. NOT TO MAKE ALTERATIONS. That it will not make any alterations or additions in and to the premises without the written consent of the lessor.

        g. NOT TO ASSIGN. That it will not assign, sublet or part with the possession of all or any part of the leased premises without the written consent of the lessor.

        h. TO PERMIT LESSOR TO ENTER. That it will allow the lessor, at all reasonable times to enter and view the premises and to make any repairs which he or she may see fit to make.

        i. TO YIELD UP PREMISES. That at the expiration of the terms of this lease, it will peaceably yield up to the lessor the premises and all buildings thereon, in good repair in all respects, reasonable use and wear and damage by fire and other unavailable casualties excepted.

        j. TO INDEMNIFY AGAINST ACCIDENTS AND NEGLIGENCE. That it will save harmless and indemnify the lessor from and against all loss, liability or expense that may be incurred by reason of any claim arising out of or in connection with lessee's occupancy and use of the leased premises, including any accident with the appliances and fixtures installed by the lessee or the gas, water or other pipes or from any damage or neglect arising from or in any way connected with the use, misuse or abuse of the city water or from any neglect in not removing snow and ice from the sidewalks or roof of the building.

        k. TO BEAR RISK FOR CONTENTS. That all property of any kind that may be on the premises during the continuance of this lease shall at the sole risk of the lessee, and that the lessor shall not be liable to the lessee or any other person for any injury, loss or damage to property or to any person on the premises.

        l. TO PAY TAXES. That it will pay the real estate and personal property taxes assessed upon the premises during said term as they shall fall due.


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        m.  TO PAY INSURANCE PAYMENTS.  That it will pay all premiums on the policies of fire and/or casualty insurance covering said premises and in such amounts as may be required by lessor.

        n. NO WAIVER. That no assent, expressed or implied, by the lessor to any breach of any lessee's covenants shall be deemed to be a waiver of any succeeding breach of the same covenant.

3.      Covenants of Lessor.  The lessor hereby covenants and agrees:

        a. QUIET ENJOYMENT. That the lessee shall peaceably hold and enjoy the leased premises.

        b. FIXTURES. That it will allow the lessee to install such fixtures and appliances as may be necessary for the proper conduct of its business and, at the expiration of the term of this lease, that it will allow the lessee a reasonable length of time (but not to exceed thirty (30) days) to remove any and all such fixtures which may be movable.

        c. FIRE OR OTHER UNAVOIDABLE CASUALTY. In case the premises or any part thereof shall at any time during the term of this lease be destroyed or damaged by fire or other unavoidable casualty so as to be unfit for occupancy and use and so that the premises cannot be restored or rebuilt by the lessor within 60 days thereafter, this lease shall terminate; but if said premises can be restored or rebuilt within 90 days the lessor at its own expense and with due diligence, shall so restore or build the premises, and a just and proportionate part of the rent provided for herein shall be paid by the lessee until the premises shall have been so restored.

        d. RIGHT OF REENTRY. If the lessee shall neglect or fail to perform any of its covenants, and in particular if any monthly installment of rent be overdue and unpaid for 30 days, the lessor may, immediately or at any time thereafter, after 10 days notice, enter into the premises and repossess the same as of its former estate and expel the lessee, but without prejudice to any remedies which might otherwise be used by the lessor for arrears of rent or any other breach of the lessee's covenants.

        e. NOTICE. Whenever notice is required hereunder, it shall be addressed as follows until written notice of change of address is given to the other party:

                    Lessor                          Lessee
                    1411 Beach Drive N.E.           6416 Highway 99 East
                    Tacoma, WA 98422                Tacoma, WA 98424
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f.      NUMBER; GENDER. As the context herein may require, the singular shall be deemed to include the plural, and the masculine form shall be deemed to include the feminine and neuter. In witness whereof, the lessor and lessee have set their hands the day and year first written above.


Lessee:  T&W Leasing, Inc.


   /s/ M. A. PRICE
-----------------------------           Date:  4-1-95
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Lessor:  M. A. Price


  /s/ M. A. PRICE
-----------------------------           Date:  4-1-95
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